[depository legend]

               [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


          NO.                                          CUSIP NO.
             ---------------                                     ----------


                        [FORM OF FACE OF EXCHANGE SENIOR NOTE]


                               TEXAS UTILITIES COMPANY

                    6.375% SERIES B EXCHANGE SENIOR NOTES DUE 2004

               TEXAS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of
                                                      --------------------
          Dollars on October 1, 2004, and to pay interest on said principal sum semi-annually on April 1 and October 1 of each year (each an Interest Payment Date) at the rate of 6.375% per annum until the principal hereof is paid or made available for payment. Interest
          on the Securities of this  series will accrue from               ,
                                                            ---------------
          to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person
          in  whose  name  this  Security   (or  one  or  more  Predecessor
          Securities) is registered at the close of business on the 15th day of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN  WITNESS  WHEREOF,  the  Company  has   caused  this
          instrument to be duly executed.

                                        TEXAS UTILITIES COMPANY


                                        By:
                                           -------------------------------
          ATTEST:



          ----------------------------

                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                           --------------------------------
                                                  Authorized Signatory

                      [FORM OF REVERSE OF EXCHANGE SENIOR NOTE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (for Unsecured Debt Securities Series B), dated as of October 1, 1997 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on October 10, 1997 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $175,000,000.

          REDEMPTION

                    The Securities of this series will be redeemable as a whole at any time or in part, from time to time, at the option of the Company, at a Redemption Price equal to the sum of (a) the greater of (i) 100% of the principal amount of the Securities of this series, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest hereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points, plus (b) accrued interest on the principal amount hereof to the Redemption Date.

                    "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                    "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such Securities of this series.

                    "Independent  Investment  Banker"  means  one   of  the
          Reference   Treasury  Dealers  appointed  by  the  Trustee  after
          consultation with the Company.

                    "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

                    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                    "Reference Treasury Dealer" means each of Lehman Brothers, Inc., Citicorp Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                    Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to each Holder of the Securities of this series to be redeemed.

                    Upon payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

                    The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Issue" and "Comparable Treasury Price," the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Securities of this series.

                    In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Senior Notes to be redeemed shall equal the sum of (a) the greater of
          (i) 100% of the principal amount of such Senior Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 5 basis points plus accrued interest on the principal amount hereof to the Redemption Date."

                    Except   as  provided  herein,   Article  Four  of  the
          Indenture shall apply to redemptions of the Securities of this series.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the
          Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and
          --------  -------
          permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the  Trustee and shall, inter alia, include modifications and
                                     ----- ----
          amendments to the Indenture  making the  obligations under  the
          Securities  of this series  and under  the Indenture  to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company  in the  form of  the Securities of this series and in provisions of the Indenture to the extent related to such series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to such series; and (b) the Trustee shall have received (i) an executed counterpart of
          such   assumption  agreement  and   supplemental indenture;
          (ii) evidence  satisfactory  to the  Trustee and  the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state,
          county,  municipal,   regional  or   other  governmental
          authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to
          such  assumption  and  (iv)  an  Opinion  of   Counsel  for  such
          Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated
          thereby  do  not   contravene  any  provision   of  law  or   any
          governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and
          effect  and   (D)  such  agreement   and  supplemental  indenture
          constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable
          bankruptcy,  insolvency,  reorganization,  moratorium   or  other
          similar laws at the time in effect affecting the rights of creditors generally.

                    At the time of such assumption the Company will unconditionally guarantee payment of the Securities of this series and will execute a guarantee in form and substance satisfactory to the Trustee, and, other than the obligation to make payments of the principal of, premium, if any, and interest on, the Securities of this series, the Company shall be released and discharged from all other obligations under the Indenture. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series.

                    So long as the Insurance Policy described hereafter remains in effect and in the absence of an Insurer Default, certain rights of the Holders of the Securities of this series are limited as described in the Indenture.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
          ---------------------------------

          ---------------------------------  -----------------------------
                                             Name and address of assignee
                                             must be printed or typewritten.


          -----------------------------------------------------------------
          the within Security of the Company and does hereby irrevocable constitute and appoint



          -----------------------------------------------------------------
          to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.



               ------------------------------------------------------------


               ------------------------------------------------------------


          Dated:
                ------------------------          -------------------------

                                STATEMENT OF INSURANCE

               MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Bank of New York, New York, New York.

               The Insurer, in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Company to The Bank of New York or its successor (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by an advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                     $175,000,000
                               Texas Utilities Company
                        6.375% Series B Senior Notes due 2004

               Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made,the Insurer on the due date of such payment or within one Business Day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

               As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Security Registrar, Paying Agent, the Company, or any designee of the Company for such purpose. The term owner shall not include the Company or any party whose agreement with the Company constitutes the underlying security for the Obligations.

               Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

               This policy is non-cancelable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

          DISCLOSURE OF GUARANTY FUND NONPARTICIPATION. In the event the Insurer is unable to fulfill its contractual obligation under this policy or contract or application or certificate or evidence of coverage, the policyholder or certificateholder is not protected by an insurance guaranty fund or other solvency protection arrangement.